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                                                   [HOUSING FINANCE AUTHORITY OF
                                                        BROWARD COUNTY, FLORIDA]

                     SPECIAL RIDER TO MULTIFAMILY INSTRUMENT

     THIS SPECIAL RIDER TO MULTIFAMILY INSTRUMENT (this "Special Rider") is made as of the 1st day of July, 1996, and is incorporated into and shall be deemed to amend and supplement the Multifamily First Mortgage, Assignment of Rents and Security Agreement as of even date herewith (the "Instrument"), given by the undersigned, OTC APARTMENTS LIMITED PARTNERSHIP, a Florida limited partnership (the "Borrower") to HOUSING FINANCE AUTHORITY OF BROWARD COUNTY, FLORIDA (sometimes herein, the "Issuer"), together with its successors, assigns and transferees (the "Lender"), and covering the property described in the Instrument and located in Broward County, Florida (the "Property"), as amended by that certain Rider to Multifamily Instrument as of even date herewith (collectively, with this Special Rider and any other riders to the Instrument given by Borrower to Lender and covering the Property, the "Multifamily Instrument"). The Multifamily Instrument secures, among other things, the Note (as defined in the Instrument), and any future addenda, allonges and amendments to the Note, and all obligations owed by Borrower for the payment of $9,870,000.00 in principal, interest thereon, and other amounts as evidenced by and set forth in the Note (the "Mortgage Loan").

     The covenants and agreements of this Special Rider, and the covenants and agreements of any other riders to the Instrument, shall be incorporated into and shall amend and supplement the covenants and agreements of the Instrument as if this Special Rider and the other riders were a part of the Instrument, and all references to the Instrument in the Loan Documents shall mean the Instrument as so amended and supplemented. Any conflict between the provisions of the Instrument, as amended by the Rider (as defined in the Instrument) and this Special Rider shall be resolved in favor of this Special Rider.

     ADDITIONAL COVENANTS. In addition to the covenants and agreements made in the Instrument and the Rider, Borrower and Lender further covenant and agree as follows:

     A. REGULATORY AGREEMENT. Lender acknowledges and agrees that the operation of the Property will be subject to that certain Amended and Restated Regulatory Agreement and Agreement of Deed Restrictions dated as of June 15, 1996 and executed by Issuer, The Bank of New York, as Trustee (the "Bond Trustee") and Borrower (the "Regulatory Agreement") regulating or restricting the use or manner of operation of the Property.

     B. CROSS DEFAULT. The failure by Borrower to pay when due any amount payable under the Note, the Multifamily Instrument or any other Loan Document or the failure (beyond applicable cure periods, if any) by Borrower to perform or observe any covenant or obligation of Borrower contained in (a) the Note, the Multifamily Instrument or any other Loan Document, (b) any of the documentation relating to the Bonds, including, without limitation, the Financing Agreement,
(c) any subordinate
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financing, (d) the Regulatory Agreement, (e) that certain Master Reimbursement
Agreement as of even date herewith by Borrower and Fannie Mae, as the same may be amended, supplemented, modified or restated from time to time (the "Master Reimbursement Agreement"), and (f) any form of public, quasi-public, public/private or private debt and/or equity infusion, grant, subsidy, tax relief or abatement plan, program or other form of assistance, shall, at Lender's option, in its discretion, constitute a default under the Note, the Multifamily Instrument and the other Loan Documents. Any such default shall:
(i) entitle Lender, at its option, in its discretion, to invoke any of the remedies set forth in Paragraph 27 of the Instrument or as otherwise afforded by law or equity; and (ii) at Fannie Mac's option, in its discretion, constitute a default under and in accordance with the Master Reimbursement Agreement. Notwithstanding anything herein to the contrary, the provisions of clause (e) and/or clause (ii) above of this Paragraph B shall become null and void and of no further force or effect upon: (i) a transfer of the Property and assumption of the Multifamily Instrument pursuant to Section 4.5 of the Master Reimbursement Agreement; and (ii) written notice from Fannie Mae to the Borrower and the Permitted Transferee (as defined in the Master Reimbursement Agreement) confirming that such provisions are of no further force or effect.

     C. LEASES. All leases of the residential housing units in the Property must (a) be legally valid, binding and enforceable obligations of the tenants,
(b) comply with all applicable laws and (c) satisfy the standards of the Fannie Mae Delegated Underwriting and Servicing Guide in its present form as of the date of any such lease.

     D. MORTGAGE EXPENSES. Should Lender (or "Servicer", as "such term is defined in the Master Reimbursement Agreement) pay any Mortgage Expenses (as hereinafter defined), Borrower shall on demand immediately reimburse Lender (or Lender on behalf of Servicer, as applicable) for the full amount of such Mortgage Expenses paid by Lender (or Servicer, as applicable). For purposes of this paragraph E, "Mortgage Expenses" shall mean the cost of real estate taxes, appraisal fees, insurance fees, legal fees and any other expenses which may be required to maintain the priority of, or to protect or enforce Lender's rights in, the Multifamily Instrument, including (i) fees and expenses of the Servicer which are not paid by Borrower, (ii) fees and expenses paid to maintain in full force and effect or realize the benefit of any insurance with respect to the Multifamily Instrument and (iii) any fees or expenses advanced on behalf of Borrower by Fannie Mae to the Bond Trustee or the Issuer.

     E. CHARGES; LIENS. Uniform Covenant 4 of the Instrument ("Charges; Liens") is amended to add the following provisions at the end thereof:

          Provided that Borrower is not in breach of any of its covenants, obligations or agreements under this Instrument and no event of default has occurred and is continuing under the Note or any other Loan Document, Borrower shall not be required to pay or discharge any obligation imposed upon Borrower by this paragraph 4 so long as Borrower has given written notice of the same to Lender and is in good faith and at its sole cost and expense diligently contesting the same or the validity thereof by appropriate legal proceedings, which proceedings must operate to prevent the


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     collection thereof or realization thereon, the sale or forfeiture of the
     Property or any portion thereof to satisfy the same; provided, however, that during such contest (i) Borrower shall, at the option of Lender, provide security reasonably satisfactory to Lender and sufficient in Lender's reasonable judgment to cover the amount of the contested obligations, with interest on such obligations (to the extent interest would be due the obligee) for that period that such proceedings may reasonably be expected to take, and of any additional interest, charge, fine, penalty, fee or expense arising from or incurred as a result of such contest, (ii) the title company insuring the Property agrees to insure over any potential lien that may result from such contest, and (iii) if at any time the payment of any obligation imposed upon Borrower by this paragraph 4 shall become necessary to prevent (a) the delivery of a tax deed conveying the Property or any portion thereof, or (b) the sale of the tax lien therefor because of non-payment (c) the imposition of any penalty, fine, charge, fee, cost or expense on Lender, then Borrower shall pay the same in sufficient time to prevent the occurrence of any of the foregoing.

     F. CONDEMNATION PROCEEDS; RESTORATION OF PROPERTY. Uniform Covenant 11 of the Instrument ("Condemnation") is amended to add the following provision at the end thereof:

          Lender shall permit Borrower to apply any such awards, payments, proceeds or damages, after deduction of Lender's expenses incurred in the collection of such amounts, to the payment of repairs to the Property if all of the following conditions are met: (i) Borrower is not in breach or default of any provision of the Instrument, the Note or any other loan Document; (ii) Lender determines that there will be sufficient funds to restore and repair the Property to a condition approved by Lender; (iii) Lender determines that the rental income of the Property, after restoration and repair of the Property to a condition approved by Lender, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations relating to the Property; (iv) Lender determines that restoration and repair of the Property to a condition approved by Lender will be completed prior to the earlier of either (1) the maturity date of the Note or (2) within one year of the date of the loss or casualty to the Property; and (v) Lender determines that upon the restoration and repair of the Property there will not have been a material dimunition in the value of the Property since the date immediately preceding the condemnation.

     G. LEASES. Uniform Covenant 16 of the Instrument ("Leases of the Property") is modified by adding the phase "entered into hereafter" after the words "All leases of the Property" in the third (3rd) sentence of such Uniform Covenant 16.

      H.  Deleted.


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          I.   MODIFICATION OF SINGLE ASSET REQUIREMENTS. Paragraph J of the
Rider is amended to read as follows:

          J. Single Purpose Entity.

               Borrower covenants and agrees that Borrower shall at all times during the term of this Instrument comply with the covenants set forth in Sections 2.2(i) and 2.3(k) of the Master Reimbursement Agreement and that Borrower shall not violate the provisions of subsections 2.3(a)(iii) or 2.3(a)(iv) of the Master Reimbursement Agreement.

     J. GRANT OF INTEREST IN CERTAIN FUNDS. Without limiting the generality of the first (1st) sentence of Uniform Covenant 15 of the Instrument and pursuant to the Uniform Commercial Code, Borrower hereby grants, pledges and assigns to Lender all of Borrower's right, title and interest in and to all funds and accounts and investments of funds and accounts now or hereafter held by the Bond Trustee pursuant to the Indenture, including any and all loan funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments of any of the foregoing and interest and other income derived from any of the foregoing, all to be held by Lender in trust in accordance with the terms of the Indenture.

          K. NOTICES. Uniform Covenant 20 of the Instrument is amended to read as follows:

               All notices, directions, certificates or other communications hereunder shall be given by certified or registered mail, return receipt requested, OR by overnight courier addressed to the appropriate notice address set forth below. Any of the parties hereto may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Instrument. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this paragraph 20. Unless otherwise directed by Fannie Mae, all notices from Borrower pursuant to this Instrument shall also be given to the Servicer in accordance with this paragraph 20. The notice addresses are as follows:

          (a)  if to Borrower:

               OTC Apartments Limited Partnership
               1873 South Bellaire Street, 17th Floor
               Denver, Colorado 80222-4348
               Attn: Vice Chairman


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          (b)  if to Fannie Mae:

               if by mail or overnight courier:

               Fannie Mae
               3900 Wisconsin Avenue, N.W.
               Washington, D.C. 20016
               Attn: Senior Vice President
                     Multifamily Activities

               if by messenger:

               Fannie Mae
               3939 Wisconsin Avenue, N.W.
               Washington, D.C. 20016
               Attn: Senior Vice President
                     Multifamily Activities

               in each case, with copies to:

               Fannie Mae
               Southwest Regional Office
               Two Galleria Tower
               13455 Noel Road, Suite 600
               Dallas, Texas
               Attn: Regional Vice President
                     Multifamily Activities

               and to:

               Fannie Mae
               3900 Wisconsin Avenue, N.W.
               Washington, D.C.  20016
               Attn: Multifamily Mortgage Operations
                     Manager, Multifamily Deliveries

          (c)  if to Servicer:

               GMAC Commercial Mortgage Corporation
               650 Dresher Road
               Horsham, PA.   19044-8015
               Attn: Barry Moore

L.   CHOICE OF LAW; CONSENT TO JURISDICTION. The provisions of Section 7.8 and
Section 7.9 of the Reimbursement Agreement are hereby incorporated by reference herein as if fully set forth herein.


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     IN WITNESS WHEREOF, the parties hereto have executed this Special Rider or have caused the same to be executed by their respective representatives thereunto duly authorized.

                                   BORROWER:

Signed, Sealed and                 OTC APARTMENTS LIMITED PARTNERSHIP, a
Delivered in the                   Florida limited partnership
Presence of:


/s/ Lolly Avant                    By: AIMCO/OTC QRS, INC., a Delaware
-------------------------              corporation, its sole General
Lolly Avant                            Partner

/s/ F.M. DePrez                    By: /s/ Harry Alcock
-------------------------              -------------------------------
F.M. DePrez                                 Harry Alcock
                                            Vice President


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